                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                     FORM 8-K/A

                                 Amendment No. 1 to

                                   CURRENT REPORT

       Pursuant To Section 13 Or 15(d) Of the Securities Exchange Act Of 1934

          Date of Report (Date of earliest event reported)  July 24, 1998
                                                          --------------

                         VISTA Information Solutions, Inc.
           --------------------------------------------------------------
                 (Exact name of registrant as specified in charter)

            Delaware                     0-20312                 41-1293754
         --------------               -------------           ----------------
 (State or other jurisdiction   (Commission File Number)     (IRS Employer
  of incorporation)                                          Identification No.)

5060 Shoreham Place, #300, San Diego, CA                             92122
------------------------------------------------------   ----------------------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code  (619) 450-6100
                                                    --------------

                                   Not applicable
         -----------------------------------------------------------------
           (Former name or former address, if changed since last report)


The undersigned Registrant hereby amends its Current Report on Form 8-K by the addition of financial statements and exhibits as follows:

ITEM 7.   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

     On July 24, 1998, VISTA Information Solutions, Inc. ("Vista") entered into two separate Stock Purchase Agreements providing in the aggregate for the immediate acquisition (the "Initial Closing") of 80% of the issued and outstanding shares of E/Risk Information Services ("E/Risk"), and the acquisition no later than March 1, 2000 of the remaining 20% of the shares of E/Risk . Vista acquired the shares of E/Risk from Eric O. Freeberg, Stuart Solomon, Eben Calder and Bradley G. Mathews (collectively, the "Shareholders"). In exchange for the shares of E/Risk purchased at the Initial Closing, Vista paid $1,100,000 in cash and issued an aggregate of 842,858 shares of Vista Common Stock (having a value of $7,138,000 based on the measurement period shortly before the closing) to the Shareholders. The purchase price for the remaining 20% of the shares of E/Risk will be calculated as 1.6 times the earnings of E/Risk before interest, taxes, depreciation and amortization during the calendar year 1999 or, in the event the closing of that purchase is accelerated, for the six full calendar months preceding the event causing the acceleration of the purchase. The purchase price for the remaining 20% of the shares of E/Risk will be paid in shares of Vista Common Stock, with the number of such shares delivered being based upon the market prices of Vista Common Stock over a measurement period shortly before the closing of that purchase. An aggregate of 267,806 shares of Common Stock otherwise deliverable at the Initial Closing have been, or will be, deposited in an escrow to satisfy any claims for indemnification Vista may have during the 180 days following the Initial Closing. In addition, for a cash payment of $253,634.96 at the Initial Closing Vista acquired from Eric Freeberg a Promissory Note with outstanding principal and accrued interest of $253,634.96, representing an obligation owed to Mr. Freeberg by E/Risk. At the Initial Closing, Vista also issued an aggregate of 49,830 shares to the financial advisor of E/Risk in satisfaction of the amounts owed by E/Risk to such advisor at the Initial Closing.

     The amount of the consideration paid for the shares of E/Risk and the Promissory Note was based upon arms length negotiation between Vista and the respective Shareholders. The funds used for the acquisition were obtained through credit facilities provided to Vista by Silicon Valley Bank.

E/RISK INFORMATION SERVICES. Financial Statements for the Year Ended December 31, 1997 and the period from June 19,1996 (date of inception) through December 31, 1996.

INDEPENDENT AUDITORS' REPORT

          To the Board of Directors of

E-Risk Information Services:

          We have audited the accompanying balance sheets of E-Risk Information Services as of December 31, 1997 and 1996, and the related statements of operations, shareholders' deficit and cash flows for the year ended December 31, 1997 and for the period from June 19, 1996 (date of inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, such financial statements present fairly, in all material respects, the financial position of E-Risk Information Services as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1997 and for the period from June 19, 1996 (date of inception) through December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP



          September 2, 1998

E-RISK INFORMATION SERVICES


BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------
ASSETS                                                     1997          1996
CURRENT ASSETS:
  Cash                                                  $  28,975    $  10,868
  Accounts receivable, net of allowance of $95,000        118,100
  Other current assets                                      1,515
                                                        ---------    ---------
           Total current assets                           148,590       10,868

PROPERTY AND EQUIPMENT - net                               99,837       25,081

OTHER ASSETS - net                                          4,300          450
                                                        ---------    ---------
TOTAL                                                   $ 252,727     $ 36,399
                                                        ---------    ---------
                                                        ---------    ---------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                      $  26,479    $
  Accrued expenses                                          1,687
                                                        ---------    ---------
           Total current liabilities                       28,166
                                                        ---------    ---------
DUE TO SHAREHOLDER                                        192,067       80,455

NOTES PAYABLE TO BANK                                      96,927
                                                        ---------    ---------
           Total liabilities                              317,160       80,455
                                                        ---------    ---------
SHAREHOLDERS'  DEFICIT:
  Common stock, no par value, 1,000 shares authorized
     300 shares issued and outstanding                      3,000        3,000
  Accumulated deficit                                     (67,433)     (47,056)
                                                        ---------    ---------
           Total shareholders' deficit                    (64,433)     (44,056)
                                                        ---------    ---------
TOTAL                                                   $ 252,727    $  36,399
                                                        ---------    ---------
                                                        ---------    ---------

See notes to financial statements.

E-RISK INFORMATION SERVICES


STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997 AND
PERIOD FROM JUNE 19, 1996 (INCEPTION) TO DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                            1997        1996
SALES                                                    $649,801     $
COST OF GOODS SOLD                                        333,236
                                                         --------     --------
           Gross profit                                   316,565
                                                         --------     --------
OPERATING EXPENSES:
  Research and development                                 58,174        8,000
  Sales and marketing                                      28,274
  Administrative                                          230,808       37,576
                                                         --------     --------
           Total operating expenses                       317,256       45,576
                                                         --------     --------
LOSS FROM OPERATIONS                                         (691)     (45,576)
INTEREST EXPENSE                                           18,086        1,480
                                                         --------     --------
LOSS BEFORE  INCOME TAX                                   (18,777)     (47,056)
INCOME TAX EXPENSE                                          1,600
                                                         --------     --------
NET LOSS                                                 $(20,377)    $(47,056)
                                                         --------     --------
                                                         --------     --------


See notes to financial statements.

E-RISK INFORMATION SERVICES


STATEMENTS OF SHAREHOLDERS' DEFICIT
YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM
JUNE 19, 1996 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                           COMMON STOCK
                                         --------------   ACCUMULATED   TOTAL
                                         SHARES  AMOUNT    DEFICIT     (DEFICIT)
BALANCE, JUNE 19, 1996                           $        $            $

Issuance of common stock for cash         100     1,000                   1,000

Issuance of common stock for property     200     2,000                   2,000

Net loss                                                   (47,056)     (44,056)
                                         ------  ------   -----------  --------
BALANCE, DECEMBER 31, 1996                300     3,000    (47,056)     (44,056)

Net loss                                                   (20,377)     (20,377)
                                         ------  ------   -----------  --------
BALANCE, DECEMBER 31, 1997                300    $3,000   $(67,433)    $(64,433)
                                         ------  ------   -----------  --------
                                         ------  ------   -----------  --------


See notes to financial statements.

E-RISK INFORMATION SERVICES


STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM
JUNE 19, 1996 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                              1997       1996
OPERATING ACTIVITIES:
  Net loss                                                $ (20,377)  $(47,056)
  Adjustments to reconcile net loss to net cash used for
     operating activities:
     Depreciation and amortization                           20,284      2,068
     Allowance for doubtful accounts                         95,000
     Changes in assets and liabilities:
       Accounts receivable                                 (213,100)
       Other current assets                                  (1,515)
       Accounts payable                                      26,479
       Accrued expenses                                       1,687
                                                           --------   --------

           Net cash used for operating activities           (91,578)   (44,988)
                                                           --------   --------

INVESTING ACTIVITIES:
  Purchases of property                                     (95,040)   (25,099)
  Increase in other assets                                   (3,850)      (500)
                                                           --------   --------

           Net cash used for investing activities           (98,890)   (25,599)
                                                           --------   --------

FINANCING ACTIVITIES:
  Proceeds from notes payable to bank                        96,927
  Increase in note payable to shareholder                   111,612     80,455
  Issuance of common stock                                               1,000
                                                           --------   --------

           Net cash provided by financing activities        208,539     81,455
                                                           --------   --------

NET INCREASE  IN CASH                                        18,107     10,868


CASH,  BEGINNING OF PERIOD                                   10,868
                                                           --------   --------

CASH , END OF PERIOD                                       $ 28,975   $ 10,868
                                                           --------   --------
                                                           --------   --------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                               $  4,513   $
                                                           --------   --------
                                                           --------   --------
    Income taxes                                           $  1,600   $
                                                           --------   --------
                                                           --------   --------

NONCASH FINANCING ACTIVITIES:
  Issuance of common stock for property                    $          $  2,000
                                                           --------   --------
                                                           --------   --------


See notes to financial statements.

E-RISK INFORMATION SERVICES

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM
JUNE 19, 1996 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1996


1.   NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS - E-Risk Information Services (the "Company") was incorporated in the State of California on June 19, 1996. The Company provides geologic and environmental hazard disclosure information for residential and commercial real estate in California.

     PROPERTY AND EQUIPMENT - Property and equipment is carried at cost net of accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Leasehold improvements are carried at cost less accumulated amortization and are amortized over the lesser of their useful lives or the term of the lease. Repair and maintenance costs are expensed when incurred.

     REVENUE RECOGNITION - Revenue from product sales is recognized at the time of product delivery.

     INCOME TAXES - The Company has elected to be treated for federal and state income tax purposes in accordance with the regulations relating to an S Corporation. Therefore, the Company's taxable income is reportable only in the income tax returns of the stockholders. Accordingly, the Company generally does not incur federal income tax, and state income tax is incurred at a reduced rate.

     ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   PROPERTY AND EQUIPMENT - NET

     Property and equipment consists of the following at December 31, 1997 and 1996:

                                                  1997           1996

     Office and computer equipment              $79,526        $11,419
     Furniture and fixtures                       2,412          1,229
     Purchased software                          37,618         14,451
     Leasehold improvements                       2,583
                                                -------        --------

                                                122,139         27,099
Less accumulated depreciation and amortization  (22,302)        (2,018)
                                                -------        --------
Property and equipment - net                    $99,837        $25,081
                                                -------        --------
                                                -------        --------


3. NOTES PAYABLE TO BANK


                                                                       DECEMBER 31,
                                                                          1997
       Note payable to bank - principal and interest due monthly at
         the bank's base rate (11% at December 31, 1997)                $ 31,177

       Note payable to bank - interest due monthly at the
         bank's base rate (11% at December 31, 1997)                      65,750
                                                                        --------

                                                                        $ 96,927
                                                                        --------
                                                                        --------


       Interest expense for the year ended December 31, 1997 related to the above obligations amounted to approximately $5,559.

4.   DUE TO SHAREHOLDER

       Due to shareholder is comprised of a revolving line of credit which bears interest at 10%. Amounts outstanding at any time should not exceed $500,000. Interest incurred on the obligation was $12,527 and $1,480 during 1997 and 1996. As described in Note 7, all amounts outstanding related to this obligation were repaid in connection with the acquisition of the Company's outstanding shares.

5.   STOCK OPTION PLAN

       On September 1, 1996, the shareholders of the Company approved the 1996 Incentive Stock Option Plan (the "Plan"). The Plan provides for the grant of an aggregate of 16 incentive stock options to eligible individuals. The Board of Directors administers the Plan.

       Participation in the Plan is limited to employees, consultants, and directors of the Company. The option exercise price per share is fixed by the Plan administrator in accordance with the following provisions:
       (i) the exercise price per share shall be the fair market value per share of the common stock on the option grant date, and (ii) if the person to whom the option is granted is a 10% shareholder, then the exercise price per share shall not be less than 110% of the fair market value per share of the common stock on the option grant date.

       There were 16 options granted to an employee during September 1996. During 1998, the vesting of the original 16 options was accelerated and the options were then exercised. These options vested over a term of 3 years and 3 months and were exercisable at $380 per share. There was no compensation expense recognized for these options at the date of grant.

       The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION". Had compensation cost been determined based upon the fair value at the grant date for awards under the plan consistent with the methodology prescribed under SFAS No. 123, the Company's results of operations for the years ended December 31, 1997 and 1996 would not have been materially different from that reported in the statement of operations. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including expected life of options. A change in those assumptions could result in a significant change in the calculated values. The Company's calculations were made using the Black Scholes option pricing model recognizing forfeitures as they occur with the following weighted average assumptions; no dividend yield or volatility rate, risk-free interest rate of 6.5%, an assumed forfeiture rate of -0- and expected lives of 35 years.

       During July 1998 the vesting of the 16 options granted in September 1996 was accelerated. The options were then exercised by the holder as described in Note 7.

6.   COMMITMENTS

       OPERATING LEASES- The Company leases its office facility and certain office equipment under the terms of operating leases which expire at various dates through October 2002. The facility leases require the payment of taxes, maintenance, utilities and insurance. As of December 31, 1997, future minimum lease commitments under operating leases are as follows:


       YEAR ENDING DECEMBER 31,
       1998                                            $105,835
       1999                                             120,925
       2000                                             125,312
       2001                                              66,323
       2002                                              14,199
                                                       --------
                                                       $432,594
                                                       --------
                                                       --------

       Rent expense for the years ended December 31, 1997 and 1996 was approximately $38,600 and $5,000, respectively.

       LICENSE AGREEMENTS - In October 1997, the Company entered into a license agreement with an unrelated entity (the "licensor") for a term of three years. Pursuant to the agreement, the licensor granted to the Company a non-exclusive, non-transferable license to (1) use certain software products of the licensor to create a new product for use by the Company, and (2) to use this new product developed by the Company for certain limited purposes, as defined. Royalty expense under this license agreement is recorded at $0.10 per transaction, as defined, during the first year and $0.125 per transaction during years two and three, with an annual minimum royalty of $20,000 for the first year and $37,500 in each of the second and third years. Royalty expense for the year ended December 31, 1997 totaled approximately $10,834.
       Effective October 1997, the Company entered into a 3 year agreement with an unrelated entity for the Company's access use of information relating to tax, bond, and assessment liens. The Company was also required to lease computer peripheral equipment in order to access the information. The basic service charge for use of the information is $3,000 per month plus $.75 for each inquiry in excess of 4,000 inquiries per month. The rent for the equipment and related fees is approximately $600 per month. The charges and rent are subject to annual increases not to be less than 4% or greater than 10%. The fiscal year 1997 expense related to this agreement totaled $10,809.

7.   SUBSEQUENT EVENTS

       ACQUISITION - Effective July 24, 1998, the Company entered into a stock purchase agreement whereby all of the Company's outstanding shares were acquired by Vista Information Solutions, Inc. In connection with the acquisition, the notes payable to the bank and the balance due to shareholder were paid in full.
       EXERCISE OF OPTIONS - Options to purchase 16 shares of stock outstanding since September 1996 (Note 5) were accelerated and exercised by the holder during July 1998.


(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 1998 and for the twelve months ended December 31, 1997 give effect as if the acquisition of E/Risk Information Services (E/Risk) occurred as of January 1, 1998 and 1997, respectively. The condensed consolidated balance sheet as of June 30, 1998 gives effect to the acquisition as if such transaction occurred on June 30, 1998.

The accompanying pro forma condensed consolidated financial statements have been prepared by the management of the Company based on the historical financial statements of the Company and of E/Risk and the acquisition of E/Risk using the purchase method of accounting. Assumptions and adjustments are discussed in the accompanying notes to the pro forma condensed consolidated financial statements. In the opinion of the management of the Company, all pro forma adjustments necessary to state fairly such pro forma financial information have been made. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what actual results of operations would have been for the periods or dates presented had the transaction occurred on the dates indicated. In addition, such financial statements do not purport to indicate the results of future operations of financial position of the Company from the acquisition date forward.

The accompanying unaudited pro forma condensed consolidated financial statements reflect the allocation of the purchase price based on a preliminary analysis of the values of equity instruments issued and of assets acquired and liabilities assumed. Final analysis may result in a change to the purchase price allocation. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.

VISTA INFORMATION SOLUTIONS, INC.
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 1998
(IN  000'S)



                                                  VISTA               E/RISK             ADJUSTMENTS                     TOTALS
 REVENUES                                $            7,260                1,560                                             8,820
 COST OF REVENUES                                     1,477                  567                                             2,044
 GROSS PROFIT                                         5,783                  993                                             6,776

 SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                              5,365                  516                2,504    **                  8,385

 INCOME (LOSS) FROM
  OPERATIONS                                            418                  477               (2,504)                      (1,609)

 OTHER INCOME (EXPENSE)                                 (90)                 (54)                  10   (3)                   (134)

 INCOME (LOSS) BEFORE
 INCOME TAX                                             328                  423               (2,494)                      (1,743)

 INCOME TAX PROVISION                                                          2                                                 2

 NET INCOME (LOSS)                                      328                  421               (2,494)                      (1,745)

 PREFERRED STOCK DIVIDENDS                             (300)                                                                  (300)

 ACCRETION OF CONVERTIBLE
 PREFERRED STOCK                                       (500)                                                                  (500)

 NET INCOME (LOSS)
 ATTRIBUTABLE TO COMMON
 STOCKHOLDERS                                          (472)                 421               (2,494)                      (2,545)

 BASIC AND DILUTED (LOSS)
 PER  COMMON SHARE                                     (.05)                 N/A                                              (.24)

 WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                               9,821,445                  N/A                                        10,714,133


Notes to pro forma condensed consolidated financial statement of operations for the six months ended June 30, 1998:

The following entries are made to adjust the condensed consolidated statement of operations to give effect to the acquisition of E/Risk as if it has occurred at the beginning of the current fiscal year, January 1, 1998.

** The entry of $2,504 is the sum of entries 1) and 2) which have been combined for ease of presentation.

1)  To record six months amortization expense of goodwill with a five year life.
  Dr.         Amortization expense                 $417
  Cr.         Accumulated amortization                      $417

2) To record the effects of acquired in-process research and development costs charged to expense at the date of acquisition
   Dr.        Research and development expense   $2,087
   Cr.        Common stock                                $2,087

3) To record the effect of a decrease in interest expense as a result of the repayment in full of the note payable to a shareholder with the acquisition of E/Risk
   Dr.        Note payable to shareholder           $10
   Cr.        Interest expense                               $10

4) The weighted average number of shares has been recomputed to include the shares issued in relation to the E/Risk acquisition as if they had been outstanding since January 1, 1998. The resulting weighted average number of shares is 10,714,133.

VISTA INFORMATION SOLUTIONS, INC.
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997
(IN  000'S)



                                     VISTA      E/RISK    ADJUSTMENTS          TOTALS
 REVENUES                        $   10,391         650                           11,041
 COST OF REVENUES                     2,318         333                            2,651
 GROSS PROFIT                         8,073         317                            8,390

 SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES             12,184         317          2,921  **        15,422

 INCOME (LOSS) FROM
 OPERATIONS                          (4,111)          0        (2,921)            (7,032)

 OTHER INCOME (EXPENSE)              (1,486)        (18)            13  (3)       (1,491)

 (LOSS) BEFORE INCOME TAX            (5,597)        (18)       (2,908)            (8,523)

 INCOME TAX PROVISION                                 2                                2

 NET INCOME (LOSS)                   (5,597)        (20)       (2,908)            (8,525)

 PREFERRED STOCK DIVIDENDS             (200)                                        (200)

 ACCRETION OF CONVERTIBLE
 PREFERRED STOCK                       (560)                                        (560)

 NET (LOSS) ATTRIBUTABLE TO
 COMMON STOCKHOLDERS                 (6,357)        (20)       (2,908)            (9,285)

 BASIC AND DILUTED (LOSS) PER
 COMMON SHARE                          (.87)        N/A                            (1.13)

 WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING               7,328,363         N/A                        8,247,356



Notes to pro forma condensed consolidated financial statement of operations for the year ended December 31, 1997:

The following entries have been made to adjust the condensed consolidated statement of operations for the year ended December 31, 1997 as if the acquisition of E/Risk had taken effect as of January 1, 1997.

** The entry of $2,921 is the sum of entries 1) and 2) which have been combined for ease of presentation.

1)  To record amortization expense of goodwill with a five year life.
 Dr.         Amortization expense                   $834
 Cr.         Accumulated amortization                           $834

2) To record the effects of acquired in-process research and development costs charged to expense at the date of acquisition
 Dr.         Research and development expense     $2,087
 Cr.         Common stock                                     $2,087

3) To record the effect of a decrease in interest expense as a result of the repayment in full of the note payable to a shareholder with the acquisition of E/Risk
 Dr.         Note payable to shareholder             $13
 Cr.         Interest expense                                    $13

4) The weighted average number of shares has been recomputed to include the shares issued in relation to the E/Risk acquisition as if they had been outstanding since January 1, 1997. The resulting weighted average number of shares is 8,247,356.

VISTA INFORMATION SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 1998
(IN 000'S)


                                                        VISTA      E/RISK           ADJUSTMENTS           TOTALS
 ASSETS
 Cash                                                       151       216          (1,354)  (2)          367
                                                                                    1,354   (1)
 Accounts receivable, net                                 3,566       590                              4,156
 Other current assets                                       375        15                              1,268

      Total Current Assets                                4,092       821                              4,913

 Equipment, Furniture and Purchased Software              1,991       186                              2,177

 Cost in excess of net assets acquired, net                                         3,878   (2)        3,878

 Acquired Technology and Environmental
 Databases                                                  521                                          521

 Other Assets                                               268         7                                275

      Total Assets                                        6,872     1,014           3,878             11,764

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Accounts payable and accrued expenses                      790        38                                828
 Other current liabilities                                1,155       271                              1,426
 Note payable                                               400                     1,354   (1)        1,754
      Total Current Liabilities                           2,345       309           1,354              4,008

 Notes Payable                                              452       338            (338)  (2)          452
      Total Liabilities                                   2,797       647           1,016              4,460

 Minority Interest                                                                     83   (2)           83

 Preferred stock                                              8                                            8
 Common stock                                               190         3              (3)  (2)        1,083
                                                                                      893   (2)
 Additional paid-in capital                              38,524                     4,340   (2)       42,864
 Retained earnings (accumulated deficit)                (34,647)      364            (364)  (2)      (36,734)
                                                                                   (2,087)  (2)
      Total Stockholders' Equity (Deficit)                4,075       367           2,779              7,221

      Total Liabilities and Stockholders' Equity          6,872     1,014           3,878             11,764


Notes to pro forma condensed consolidated balance sheet:

1)  To reflect increase in borrowings to fund acquisition

Dr.     Cash                                  1,354
Cr.         Note payable                                    1,354

2)  To record purchase of E/Risk

Dr.     Goodwill                              3,878
        Acquired in-process R&D expense       2,087
        Common Stock - E/Risk                     3
        Accumulated Earnings - E/Risk           364
        Note Payable                            338
Cr.
            Common stock                                      893
            APIC                                            4,340
            Cash                                            1,354
            Minority Interest                                  83

       (c)     Exhibits.

EXHIBIT           DESCRIPTION

Exhibit 2.1 Stock Purchase Agreement entered into as of July 24, 1998 by and among Vista Information Solutions, E/Risk Information Services, Stuart Solomon, Eben Calder and Bradley Mathews, as amended. Schedules and similar attachments to this Exhibit have not been filed; upon request, Vista will furnish supplementally to the Commission a copy of any omitted schedule.


Exhibit 2.2       Previously filed



                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VISTA INFORMATION SOLUTIONS, INC.

Date:  October 7, 1998             By:
                                      ------------------------------------------
                                      E. S. Hamilton
                                      Chief Financial Officer

                                  INDEX OF EXHIBITS

 EXHIBIT           DESCRIPTION

 Exhibit 2.1 Stock Purchase Agreement entered into as of July 24, 1998 by and among Vista Information Solutions, E/Risk Information Services, Stuart Solomon, Eben Calder and Bradley Mathews, as amended. Schedules and similar attachments to this Exhibit have not been filed; upon request, Vista will furnish supplementally to the Commission a copy of any omitted schedule.

 Exhibit 2.2       Previously filed